Exhibit 4.1

RIGHTS CERTIFICATE #:	NUMBER OF RIGHTS:

THE TERMS AND CONDITIONS OF THE RIGHTS OFFERING ARE SET FORTH IN THE COMPANY’S PROSPECTUS SUPPLEMENT DATED JUNE 4, 2013 AND THE ACCOMPANYING PROSPECTUS (COLLECTIVELY, THE “PROSPECTUS”) AND ARE INCORPORATED HEREIN BY REFERENCE. COPIES OF THE PROSPECTUS ARE AVAILABLE UPON REQUEST FROM GEORGESON INC., THE INFORMATION AGENT.

ASIA ENTERTAINMENT & RESOURCES LTD.
(Incorporated under the laws of the Cayman Islands)

TRANSFERABLE SUBSCRIPTION RIGHTS CERTIFICATE

Evidencing Transferable Subscription Rights, each to Purchase Ordinary Shares of Asia Entertainment & Resources Ltd.

Subscription Price: $3.00 per Share

THE SUBSCRIPTION RIGHTS WILL EXPIRE IF NOT EXERCISED PRIOR TO 5:00 P.M., NEW YORK CITY TIME, ON JUNE 21, 2013 UNLESS EXTENDED IN THE SOLE DISCRETION OF THE COMPANY. THIS CERTIFIES THAT the registered owner whose name is inscribed hereon and was the owner of the number of subscription rights (“Rights”) set forth above on June 3, 2013. Each Right entitles the holder thereof to subscribe for and purchase (the “Subscription Right”) one ordinary share, par value of $0.0001 per share, (“Ordinary Shares”), of Asia Entertainment & Resources Ltd., a Cayman Islands corporation, at a subscription price of $3.00 per Share (the “Subscription Price”), pursuant to a rights offering (the “Rights Offering”), on the terms and subject to the conditions set forth in the Prospectus. The Rights represented by this Subscription Rights Certificate may be exercised by completing the appropriate forms on the reverse side hereof and by returning the full payment of the subscription price for each Ordinary Share. All exercise of Rights are irrevocable. Rights may only be exercised in whole numbers, the Company will not issue fractional shares.

This Subscription Rights Certificate is not valid unless countersigned by Continental Stock Transfer & Trust Company, (the “Subscription Agent”).

WITNESS the seal of Asia Entertainment & Resources Ltd. and the signatures of its duly authorized officers.

COUNTERSIGNED AND REGISTERED:
Leong Siak Hung, Chief Executive Officer	Raymond Li Chun Ming, Chief Financial Officer
By: CONTINENTAL STOCK TRANSFER & TRUST COMPANY

FORM EXERCISE OF SUBSCRIPTION RIGHTS

PLEASE PRINT ALL INFORMATION CLEARLY AND LEGIBLY.

The undersigned hereby notifies the Subscription Agent of its irrevocable election to subscribe for Ordinary Shares in the following amounts:

To subscribe for shares pursuant to your Subscription Right, please complete lines (a) and (b) and sign below.

(a)	EXERCISE OF SUBSCRIPTION RIGHT: I subscribe for (No. of Ordinary Shares) x $3.00 (Subscription Price) = $ (Payment)
(b)	Total Amount of Payment Enclosed $

SIGNATURE(S)

I acknowledge that I have received the Prospectus and I hereby irrevocably subscribe for the number of shares indicated above, all on the terms and conditions specified in the Prospectus.

Signature(s) of Subscriber(s)

IMPORTANT:  THE SIGNATURE(S) MUST CORRESPOND IN EVERY PARTICULAR, WITHOUT ALTERATION, WITH THE NAME(S) AS PRINTED ON THE FRONT OF THIS RIGHTS CERTIFICATE.

If signature is by trustee(s), executor(s), administrator(s), guardian(s), attorney(s)-in-fact, agent(s), officer(s) of a corporation or another acting in a fiduciary or representative capacity, please provide the following information (please print). See the instructions.

Name(s):	METHOD OF PAYMENT (CHECK ONE):
Capacity (Full Title):	☐ CASHIER’S OR CERTIFIED CHECK DRAWN ON A U.S. BANK

☐

Wire transfer of immediately available funds directly to the account maintained by Continental Stock Transfer & Trust Company, as Subscription Agent, for purposes of accepting subscriptions in this Rights Offering at JP Morgan Chase Bank, ABA: 021000021, Account #: 475-508866, Continental Stock Transfer FBO Asia Entertainment & Resources Ltd., with reference to the rights holder’s name

☐ U.S. POSTAL MONEY ORDER

DELIVERY TO DIFFERENT ADDRESS:  If you wish for the Ordinary Shares underlying your Subscription Rights, a certificate representing unexercised Subscription Rights or the proceeds of any sale of Subscription Rights to be delivered to an address different from that shown on the face of this Subscription Rights Certificate, please enter the alternate address below, sign and have your signature guaranteed.

TRANSFER TO DESIGNATED TRANSFEREE:  For value received of the Subscription Rights represented by this Subscription Rights Certificate.

To transfer your Subscription Rights to another person in accordance with the Prospectus, please complete the below and have your signature medallion stamp guaranteed is assigned to: Social Security #:

SIGNATURE GUARANTEED:	Signature(s):

IMPORTANT:  The signature(s) should be guaranteed by an eligible guarantor institution (bank, stock broker, savings & loan association or credit union) with membership in an approved signature guarantee medallion program pursuant to Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended. FOR INSTRUCTIONS ON THE USE OF ASIA ENTERTAINMENT & RESOURCES LTD. SUBSCRIPTION RIGHTS CERTIFICATES, CONSULT GEORGESON INC., THE INFORMATION AGENT, AT (877) 278-4774 or (212) 440-9800.